EXHIBIT 99.1
Sunair Services Corporation Announces First Quarter Results
Lawn and Pest Control Services Division reports record revenue and customer accounts.
FORT LAUDERDALE, Fla., February 14, 2006 /PRNewswire-FirstCall/ — Sunair Services Corporation (Amex: SNR — News) announced today the results for the first quarter ended December 31, 2005. Sunair will hold its first quarter earnings conference call on Wednesday, February 15th at 2:00 PM. To join the conference call, please call 1-888-622-5357.
During the first quarter ended December 31, 2005, sales of $12,965,990 were up 154.5% or $7,872,002 from the same quarter one year ago. Of those sales, $9,456,794 or 72.9% were attributed to the new Lawn and Pest Control services segment. Net income (loss) for the quarter was $(364,543), compared to $372,405 reported in the first quarter of the previous year. Primary earnings (loss) per share for the quarter were $(0.03), compared to $0.09 for the same period one year ago. The Company’s revenue in the first quarter increased primarily due to revenues received from acquisitions in the Lawn and Pest Control Services Division in Fiscal 2005.
“Middleton, our Lawn and Pest Control Services brand, had another excellent quarter. They were able to continue to grow customer accounts organically all while completing the acquisition and beginning the integration of Pest Environmental (aka Spa Creek Services, LLC) which closed December 16th, 2005” said Sunair CEO John Hayes. “Our objective is to become a significant provider in the lawn and pest control services industry where we now service over 93,000 customer accounts.”
The company continues to incur costs, professional fees and amortization expenses in its home office that are associated with the establishment of its lawn and pest division.

SUNAIR SERVICES CORPORATION & SUBSIDAIRIES
CONSOLIDATED SUMMARY OF INCOME FOR THE PERIOD
ENDED DECEMBER 31, 2005 (UNAUDITED)

	2005	2004
REVENUES	$12,965,990	$5,093,988

INCOME (LOSS) BEFORE TAXES	(684,766)	511,722

BENEFIT (PROVISION) FOR INCOME TAXES	320,223	(139,317)

NET INCOME (LOSS)	$(364,543)	$372,405

AVERAGE SHARES OUTSTANDING
BASIC	10,512,464	4,008,055

AVERAGE SHARES OUTSTANDING
DILUTED	10,654,566	4,105,592

EARNINGS PER COMMON SHARE
BASIC	$(0.03)	$0.09

EARNINGS PER COMMON SHARE
DILUTED	$(0.03)	$0.09

About Sunair Services Corporation
Sunair Services Corporation (“Sunair”) is a Florida corporation organized in 1956. Sunair changed its corporate name from Sunair Electronics, Inc. to Sunair Services Corporation in November 2005. Sunair operates through three business segments: Lawn and Pest Control Services, High Frequency Radio and Telephone Communications. The Lawn and Pest Control Services segment provides lawn care and pest control services to both residential and commercial customers through its subsidiary, Middleton Pest Control, Inc. established in Orlando, Florida in 1952. With more than 436 employees, Middleton is one of the nation’s largest pest control companies, and among the top five largest lawn application companies. Middleton provides complete pest control, lawn and shrub care, and termite control services through a network of 25 branch offices, serving more than 93,000 accounts in 27 Florida counties.

Forward –Looking Statements Safe Harbor
Some of the statements in this press release, including those that contain the words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “should,” “intend” and other similar expressions, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or those of our industry to be materially different from any future results, performance or achievements expressed or implied by those forward-looking statements. Among the factors that could cause actual results, performance or achievement to differ materially from those described or implied in the forward-looking statements include the inability to consummate future acquisitions or pursue growth opportunities, the inability to integrate acquisitions, the inability to raise additional capital to finance expansion, the risks inherent in the entry into new geographic markets, changes in regulatory conditions, competition, risks associated with general economic conditions and other factors included in Sunair’s filings with the SEC. Copies of Sunair’s SEC filings are available from the SEC or may be obtained upon request from Sunair. Sunair does not undertake any obligation to update the information contained herein, which speaks only as of this date.
##